FOR IMMEDIATE RELEASE	Exhibit 99.1

TechTarget Reports Second Quarter 2013 Financial Results

Newton, MA — August 6, 2013 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended June 30, 2013.

“We believe we hit the bottom of the cycle in Q1 of 2013. While the IT market remains weak, the healthy growth that we are experiencing with our International operations and new IT Deal Alert™ service is providing light at the end of the tunnel” said Greg Strakosch, TechTarget CEO. “We expect improved results in the second half of 2013, which will create the foundation for our forecasted return to growth in 2014.”

Total Q2 2013 revenues decreased 12% to $23.1 million compared to Q2 2012. Q2 2013 online revenue also decreased by 12% to $20.4 million compared to Q2 2012. Online revenues represented 88% of total Q2 2013 revenues. Q2 2013 events revenue decreased by 18% to $2.7 million compared to Q2 2012 and represented 12% of total Q2 2013 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate stock-based compensation) for Q2 2013 decreased 57% to $2.7 million compared to $6.3 million for Q2 2012.

The Company generated $0.6 million of cash in the quarter.

Total gross profit margin for Q2 2013 was 69%, compared to 73% for Q2 2012. Online gross profit margin decreased to 70% for Q2 2013, compared to 74% for Q2 2012. Events gross profit margin decreased to 60% for Q2 2013, as compared to 65% for Q2 2012.

Net loss was $0.9 million for Q2 2013 compared to a net income of $2.0 million in Q2 2012. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q2 2013 was $1.0 million compared to $3.3 million for Q2 2012. Net loss per basic share was $0.02 for Q2 of 2013 compared with net income per basic share of $0.05 for Q2 of 2012. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q2 2013 was $0.03 compared to $0.08 for Q2 2012.

The Company’s balance sheet and financial position remain strong. As of June 30, 2013, the Company’s cash, cash equivalents and investments totaled $62.5 million, and the Company had no outstanding bank debt.

In the quarter, the Company purchased 362,988 shares at an average price of $4.44 on the open market reducing the outstanding share count to 38,337,851 shares as of June 30, 2013.

Recent Company Highlights

•

International geo-targeted online revenue grew by more than 35% in the quarter. International geo-targeted revenue represented 30% of online revenues in the quarter. The Company saw healthy growth in both EMEA and APAC. The Company also launched direct operations for Germany.

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Launched our second IT Deal Alert offering called Qualified Sales Opportunities. In Q2, we had approximately 25 customers using IT Deal Alert. In Q3, we expect we will have over 50 customers and IT Deal Alert revenue will account for approximately 5% of online revenue. We expect IT Deal Alert will make a meaningful contribution to growth, revenue and profit in 2014.

•

Won 5 National Online Editorial Awards from The American Society of Business Publication Editors. The 5 awards made TechTarget the top overall digital award winner in the IT publishing industry. This recognition is important as TechTarget leads the IT industry in producing independent, high-quality, in-depth content for serious IT professionals.

Financial Guidance

In the third quarter of 2013, the Company expects total revenues to be within the range of $21.6 million to $22.7 million; online revenues within the range of $18.5 million to $19.5 million; events revenues within the range of $3.1 million to $3.2 million, and adjusted EBITDA to be within the range of $1.7 million to $2.7 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 6, 2013). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-317-6016 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-317-6016 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 6, 2013 at 7:00 p.m. ET through September 6, 2013 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the passcode 10030725. International callers should dial 1-412-317-0088 and also use the passcode10030725. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2013 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and Activity Intelligence and IT Deal Alert are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:
Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
Revenues:
Online	$20,371	$23,038	$38,846	$45,109
Events	2,727	3,331	3,800	4,974

Total revenues	23,098	26,369	42,646	50,083

Cost of revenues:
Online(1)	6,138	5,949	12,066	11,990
Events(1)	1,087	1,154	1,763	1,917

Total cost of revenues	7,225	7,103	13,829	13,907

Gross profit	15,873	19,266	28,817	36,176

Operating expenses:
Selling and marketing(1)	9,093	9,227	18,213	18,390
Product development(1)	1,676	1,881	3,417	3,736
General and administrative(1)	3,645	2,979	6,952	6,627
Depreciation	985	811	1,857	1,578
Amortization of intangible assets	548	874	1,282	1,812

Total operating expenses	15,947	15,772	31,721	32,143

Operating (loss) income	(74)	3,494	(2,904)	4,033
Interest (expense) income, net	(9)	23	(6)	47

Income before (benefit from) provision for income taxes	(83)	3,517	(2,910)	4,080
(Benefit from) provision for income taxes	788	1,552	(497)	1,750

Net (loss) income	$(871)	$1,965	$(2,413)	$2,330

Net (loss) income per common share:
Basic	$(0.02)	$0.05	$(0.06)	$0.06

Net (loss) income per common share:
Diluted	$(0.02)	$0.05	$(0.06)	$0.06

Weighted average common shares outstanding:
Basic	39,110	40,185	39,567	40,024

Weighted average common shares outstanding:
Diluted	39,110	40,952	39,567	40,903

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$38	$47	$85	$100
Cost of events revenues	4	4	8	8
Selling and marketing	588	658	1,291	1,389
Product development	48	63	101	128
General and administrative	536	357	1,160	798

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)

Net (loss) income	$(871)	$1,965	$(2,413)	$2,330

Interest (expense) income, net	9	(23)	6	(47)
Provision for (benefit from) income taxes	788	1,552	(497)	1,750
Depreciation	985	811	1,857	1,578
Amortization of purchase price adj.	65	—	113	—
Amortization of intangible assets	548	874	1,282	1,812

EBITDA	1,524	5,179	348	7,423

Stock-based compensation expense	1,214	1,129	2,645	2,423

Adjusted EBITDA	$2,738	$6,308	$2,993	$9,846

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Net (Loss) Income per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)

Net (loss) income	$(871)	$1,965	$(2,413)	$2,330

Amortization of intangible assets	548	874	1,282	1,812
Stock-based compensation expense	1,214	1,129	2,645	2,423

Amortization of purchase price adjustment	65	—	113	—
Impact of income taxes	(52)	(682)	912	(1,627)

Adjusted net income	$1,008	$3,286	$715	$4,938

Net (loss) income per diluted share	$(0.02)	$0.05	$(0.06)	$0.06

Weighted average diluted shares outstanding	39,110	40,952	39,567	40,903

Adjusted net income per share	$0.03	$0.08	$0.02	$0.12
Adjusted weighted average diluted shares outstanding	39,517	40,952	40,040	40,903

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	407	—	473	—

Weighted average diluted shares outstanding	39,110	40,952	39,567	40,903

TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2013

(in $000’s)

	For the Three Months Ended September 30, 2013
	Range

Revenues	$21,600	$22,700

Adjusted EBITDA	$1,745	$2,745

Depreciation, amortization and stock-based compensation	2,943	2,943
Interest and other income, net	19	20
Benefit from income taxes	(908)	(137)

Net loss	$(271)	$(41)